UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 /A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUEST MANAGEMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	3949	32-0450509
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

1 Kalnu iela, Malta, LV-4630 Latvia

(702) 907-8836

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Direct Enterprise Services LLC

8544 Manalang Rd.

Las Vegas, NV 89123

Tel: (206)278-0700

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harrison Law, P.A.

8955 U.S. Highway 301 North, #203

Parrish, FL 34219

Tel: (941)723-7564 Fax: (941)531-4935

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
			Maximum		Maximum
Title of Each Class of Securities to be Registered	Amount to Be Registered (1)		Price Offering per Share		Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	2,000,000	(2)	$0.04	(2)	$80,000	$9.30
TOTAL	2,000,000		$0.04		$80,000	9.30

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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PRELIMINARY PROSPECTUS

QUEST MANAGEMENT INC.

2,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 2,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value (“Common Shares”) by Quest Management Inc., a Nevada corporation (“we”, “us”, “our”, “Quest Management”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 16 months or until all the shares are sold. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 2,000,000 shares is a “best efforts” offering, which means that our officer and director will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.04 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 8 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 201___.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” “Quest” or “Quest Management” refer to Quest Management Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

Quest Management Inc. was incorporated on October 12, 2014, under the laws of the State of Nevada, for the purpose of the development of marketing channels to distribute third-party fitness equipment to wholesale markets in the United States.

We are a development stage company that has generated $30,809 in revenues to date, and our accumulated profit as of October 31, 2014 is $8,097. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  The Company’s office is located at 1 Kalnu iela, Malta, LV-4630 Latvia , which we purchased on October 31st, 2014 for $7915. Our telephone number is (702) 907-8836.

We are in the early stages of developing our business, which is to develop marketing channels to distribute third-party fitness equipment to wholesale markets in the US.

We plan to raise the funding required for our twelve month business plan by way of private debt or equity financing, but have not commenced any activities to raise such funds other than the filing of a Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission, of which this prospectus is a part. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with our twelve month business plan.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our officer and sole director, completing the write up of our business plan, purchasing our office in Latvia, which we purchased on October 31st, 2014 for $7,915, partial development of our website and the initial sale of our product. We received our initial funding of $4,000 through the sale of common stock to our sole officer and director, Dmitrij Ozolins, who purchased 4,000,000 shares of common stock at $0.001 per share, for proceeds of $4,000.

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Our financial statements from inception from inception on October 12, 2014, through October 31, 2014, report $30,809 revenues and a net profit of $8,097. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern. We estimate our current cash of $4,632 to last approximately 2 months based upon a burn rate of $1,500 per month, this is assuming we have no further revenue from sales. The current burn rate includes costs associated with minimum levels of operation. Our post-offering burn rate will increase based upon an increase in our operation levels due to the funding from the offering.

Dmitrij Ozolins, our President and a Director, agreed to serve as an officer or director of the Company at least in part due to an understanding that he would not solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party which desires to obtain or become a public reporting entity, and Mr. Ozolins confirms that he has no such present intention.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the Federal Securities Laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 11 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the Registration Statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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THE OFFERING

Securities offered:	2,000,000 shares of our common stock, par value $0.001 per share.

Offering price:	$0.04

Duration of offering:	The 2,000,000 shares of common stock are being offered for a period of 16 months.

Net proceeds to us:	$80,000 assuming the maximum number of shares sold.

Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	4,000,000

Shares outstanding after offering:	6,000,000 if all the shares in the offering are sold

Implied Aggregate Value of our common stock after offering:	$240,000 if all the shares in the offering are sold

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from October 12, 2014 (Inception) to October 31, 2014. Our working capital as of October 31, 2014 was $4,582.

October 31, 2014 ($)
Financial Summary (Audited)
Cash and Deposits	$4,632
Total Assets	$12,547
Total Liabilities	$450
Total Stockholder’s Equity (Deficit)	$12,097

Accumulated From October 12, 2014 (Inception) to October 31, 2014 ($)
Statement of Operations
Revenue	30,809
Cost of Goods Sold	(22,240)
Total Expenses	472
Net Profit for the Period	8,097
Net Profit per Share	-

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JUMPSTART OUR BUSINESS STARTUPS ACT

In April 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of:

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure.The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

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However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation.The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act.The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period.Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period pursuant to Section 107(b).

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. The Company has elected not to opt out of the transition period pursuant to Section 107(b).

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their audit report for the year ended October 31, 2014, our independent registered public accounting firm, John Scrudato, CPA, stated that our financial statements were prepared assuming the company will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. For the period from inception (October 12, 2014) to October 31, 2103, we generated a net profit of $8,097. We will need to continue to generate significant revenue in order to achieve profitability but there is no guarantee we will be able to do so. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations. To implement our full plan of operation we require funding of $80,000 for the next twelve months.

We have a very limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on October 12, 2014 and to date, have been involved primarily in organizational activities, obtaining financing and limited sales. Accordingly we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a development stage company which sells third-party fitness equipment products through the Internet. As of our year ended October 31, 2014, we had a net profit of $8,097. Internet-based wholesale distribution companies selling products of third parties often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our activities, or if initially successful, in thereafter generating enough operating revenues to achieve profitable operations.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only one employee who is the sole officer and director of our company. We depend entirely on Dmitrij Ozolins for all of our operations. The loss of Mr. Ozolins would have a substantial negative effect on our company and may cause our business to fail. Mr. Ozolins has not been compensated for his services since our inception, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Ozolins’ services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our sole officer and director. We do not anticipate entering into employment agreement with him or acquiring key man insurance in the foreseeable future.

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We have limited business, sales and marketing experience in our industry.

We have generated $30,809 in revenues. While we have plans for marketing our fitness equipment, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan to sell fitness equipment will gain wide acceptance in its target market or that we will be able to effectively market our services and third-party fitness equipment items. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our President, Dmitrij Ozolins, to build our customer base. Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our prospective website to sell fitness equipment products. Prospective customers will be less likely to purchase fitness equipment products through our website than a competitor’s because we have no prior experience in our industry.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand for fitness equipment products being sold through our website. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide marketing channels desired by third party fitness equipment sellers and fitness equipment products demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Current management’s lack of experience in and with the Internet wholesale distribution means that it is difficult to assess, or make judgments about, our potential success.

Our officer and sole director has no prior experience with or ever been employed in a job involving developing and operating a website to sell fitness equipment through the Internet. With no direct training in the Internet wholesale distribution business, our officer and director may not be fully aware of many of the specific requirements related to operating a website to sell fitness equipment through the Internet. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our officer and sole director’s future possible mistakes, lack of sophistication, judgment or experience in operating a website to sell fitness equipment through the Internet.

Since all of our shares of common stock are owned by our officer and director, and even if our offering is successful he will still maintain a majority share of our common stock, other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our officer and director beneficially owns approximately 100% of our outstanding common stock. If we are successful in selling all the shares in this offering he will own 67% of the outstanding shares. His interests may not be, at all times, the same as that of our other shareholders. Our officer and director is not simply passive investor but is also executive officer of the Company, and as such his interest as executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as member of the Company’s board of directors. Also, our officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

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We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2014 , we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement, (B) in which we have total annual gross revenue of at least $1.0 billion, or (C) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Rule 12b-2 of the Securities Exchange Act of 1934, as amended, defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer), or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•

Had a public float of less than $75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•

In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•

In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

We qualify as a smaller reporting company, and so long as we remain a smaller reporting company, we benefit from the same exemptions and exclusions as an emerging growth company. In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to the exemptions available to emerging growth companies until such time as we were no longer a smaller reporting company.

After we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

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We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2014 , and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Company has elected not to opt out of the transition period pursuant to Section 107(b).

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

Since our officer and director has the ability to be employed by or consult for other companies, his other activities could slow down our operations.

Our officer and director is not required to work exclusively for us and he does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his other interests. His other activities may prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that Dmitrij Ozolins, our President, will devote between 5 and 10 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch if our operations increase. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our officer and director.

We have no employment or compensation agreement with officer and director and as such he may have little incentive to devote time and energy to the operation of the Company.

Our officer and director is not subject to any employment or compensation agreement with the Company. Therefore, it is possible that he may decide to focus his efforts on other projects or companies which have a higher economic benefit to him. Currently, he is not obligated to spend any time at all on Company business and could opt to leave the Company for other opportunities or focus on other business which could negatively impact the Company’s ability to succeed. We do not have any expectation that our officer and director will enter into an employment or compensation agreement with the Company in the foreseeable future and the loss of one would be highly detrimental to our ability to conduct ongoing operations.

The lack of public company experience of our officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our officer and director lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Mr. Ozolins has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

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RISKS RELATING TO OUR COMMON STOCK

We are selling our offering of 2,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 2,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there is no minimum proceeds the Company can receive from its offering of 2,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost

The Company is making its offering of 2,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Our common stock is subject to the “penny stock” rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 4,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 71,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $12,500 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2014 , we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

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We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2014 , and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Company has elected not to opt out of the transition period pursuant to Section 107(b).

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

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If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 2,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering(1):	$20,000	$40,000	$60.000	$80,000

Website Design	$2,500	$5,000	$7,500	$10,000
Advertising	$3,000	$15,000	$15,000	$20,000
Trade Shows/Travel	$0	$5,500	$7,500	$10,500
Accounting/Auditing & Legal	$12,500	$12,500	$12,500	$12,500
Office & Administration	$1,000	$1,000	$3,000	$5,000
Salesperson	$0	$0	$10,000	$15,000
Working Capital	$1,000	$1,000	$4,500	$7,000

Total Expenses	$20,000	$40,000	$60,000	$80,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

We will pay all expenses incurred in this offering .  The Company determined it would pay for the offering costs from cash on hand, and if necessary loans from the director rather than from offering proceeds.

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DETERMINATION OF THE OFFERING PRICE

The offering price of $0.04 for the 2,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 2,000,000 shares is fixed at $0.04 per share. This price is significantly higher than the $0.001 price per share paid by Dmitrij Ozolins, our President and a Director, for the 4,000,000 shares of common stock he purchased on October 17, 2014.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of October 31, 2014, the net tangible book value of our shares of common stock was $4,182 or $0.001 per share based upon 4,000,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.04
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.0126
Increase to present stockholders in net tangible book value per share after offering	$0.011
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering held by existing stockholders	4,000,000
Percentage of ownership after offering	67%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.04
Dilution per share	$0.027
Capital contributions	$80,000
Percentage of capital contributions	95%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	33%

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Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.04
Dilution per share	$0.03
Capital contributions	$60,000
Percentage of capital contributions	93%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	27%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.04
Dilution per share	$0.033
Capital contributions	$40,000
Percentage of capital contributions	90%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	20%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.04
Dilution per share	$0.036
Capital contributions	$20,000
Percentage of capital contributions	83%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	11%

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of October 31, 2014, there were 4,000,000 shares of our common stock issued and outstanding that is held by one stockholder of record.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

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Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

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RULE 144

As of the date of this prospectus, we have issued 4,000,000 shares. Our sole officer and director beneficially owns all 4,000,000 shares of our common stock. These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

(i) We are not a shell company as defined under section 12b-2 of the Exchange Act. A “shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

(ii) We have filed all Exchange Act reports required for at least 12 consecutive months; and

(iii) If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 4,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 2,000,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Dmitrij Ozolins will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Dmitrij Ozolins is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Dmitrij Ozolins will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Dmitrij Ozolins is not, and has not been within the past 12 months, a broker or dealer, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Dmitrij Ozolins will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Dmitrij Ozolins will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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We will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.04 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 16 months or until all the shares have been sold. At the discretion of our board of directors, we may discontinue the offering before expiration of the 16-month period if all the shares have been sold.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On October 12, 2014, the Company was incorporated under the laws of the State of Nevada. We are engaged in the business of the development of marketing channels to distribute fitness equipment products to wholesalers over the Internet.

Dmitrij Ozolins has served as our President, Treasurer and as a Director, from October 12, 2014, until the current date. Our board of directors is comprised of one person: Dmitrij Ozolins.

We are authorized to issue 75,000,000 shares of common stock, par value $.001 per share. On October 17, 2014, Dmitrij Ozolins, our President and a Director purchased 4,000,000 shares of common stock at $0.001 per share for proceeds of $4,000.

IN GENERAL

We were incorporated on October 12, 2014 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our sole officer and director, designing our website, purchasing our office in Latvia, which we purchased on October 31st, 2014 for $7,915 and engaging in market research. Our website is not yet operational.  We received our initial funding of $4,000 through the sale of common stock to our sole officer and director, who purchased 4,000,000 shares at $0.001 per share.

Our financial statements from inception (October 12, 2014) through our first fiscal year ended October 31, 2014 report $30,809 in revenues and a net profit of $8,097. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company which is in the business of operating a business of wholesale distribution of all sort of fitness equipment, including but not limited to the following: Fitness Equipment, Sports Equipment, Gym Equipment, Exercise Equipment, Bodybuilding Equipment. We intend to use the net proceeds from this offering to develop our business operations. To implement our complete plan of operations we require a minimum funding of $80,000 for the next twelve months. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $12,500 of additional funding to pay for SEC filing requirements. Dmitrij Ozolins, our President and Director, has agreed to loan the Company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. The Company’s principal offices are located at 1 Kalnu iela, Malta, LV-4630 Latvia, which we purchased on October 31st, 2014 for $7,915.

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Our operations to date have been devoted primarily to start-up and development activities, which include:

(i) formation of the Company;

(ii) development of our business plan and purchasing our office in Latvia, which we purchased on October 31st, 2014 for $7,915;

(iii) market research related to fitness equipment commerce, and

(iv) continuing website development.

Fitness equipment is any apparatus or device used during physical activity to enhance the strength or conditioning effects of that exercise by providing either fixed or adjustable amounts of resistance or to otherwise enhance the experience or outcome of an exercise routine.

A stack machine—also called a stack or rack—has a set of massive rectangular plates that are pierced by a vertical bar which has holes drilled in it to accept a pin. Each of the plates has a channel on its underside (or a hole through the middle, as visible in the picture) that aligns with one of the holes. When the pin is inserted through the channel into the hole, all of the plates above the pin rest upon it, and are lifted when the bar rises. The plates below do not rise. This allows the same machine to provide several levels of resistance over the same range of motion with an adjustment that requires very little force to accomplish in itself.

The means of lifting the bar varies. Some machines have a roller at the top of the bar that sits on a lever. When the lever is raised the bar can go up and the roller moves along the lever, allowing the bar to stay vertical. On some machines the bar is attached to a hinge on the lever, which causes swaying in the bar and the plates as the lever goes up and down. On other machines the bar is attached to a cable or belt, which runs through pulleys or over a wheel. The other end of the cable will either be a handle or strap that the user holds or wraps around some body part, or will be attached to a lever, adding further simple machines to the mechanical chain.

Usually, each plate is marked with a number. On some machines these numbers give the actual weight of the plate and those above it. On some, the number gives the force at the user's actuation point with the machine. And on some machines the number is simply an index counting the number of plates being lifted.

The early Nautilus machines were a combination of lever and cable machines. They also had optional, fixed elements such as a chinning bar.

Plate-loaded machines (such as the Smith machine) use standard barbell plates instead of captive stacks of plates. They combine a bar-end on which to hang the plates with a number of simple machines to convey the force to the user.

The plate-loaded machines will often have a very high mechanical advantage, due to the need to make room for large plates over a large range of motion following a path that causes them to converge at one end or the other. Also, the motion will generally not be vertical, and the net resistance is equal to the cosine of the angle at which it is moving relative to vertical.

A cable machine is an item of equipment used in weight training or functional training. It consists of a rectangular, vertically oriented steel frame about 3 meters wide and 2 meters high, with a weight stack at each end. The cables that connect the handles to the weight stacks run through adjustable pulleys that can be fixed at any height. This allows a variety of exercises to be performed on the apparatus. One end of the cable is attached to a perforated steel bar that runs down the center of the weight stack. To select the desired amount of resistance, move the metal pin into the labeled hole in the weight stack. The other end of the cable forms a loop, which allows the user to attach the appropriate handle for the exercise. Most cable machines have a minimum of 20 pounds (~9 kilograms) of resistance in order to counterbalance the weight of the typical attachment.

An exercise machine is any machine used for physical exercise. These range from simple spring-like devices to computerized electromechanical rides to recirculating-stream swimming pools. Most exercise machines incorporate an Ergometer. An Ergometer is an apparatus for measuring the work a person exerts while exercising as used in training or cardiac stress tests or other medical tests.

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Elliptical machines

Ellipticals (elliptical machines) are a combination of stair-climbing and a treadmill. Generally it contains two tracks upon which the user stands; when he or she moves his or her legs, they describe an elliptical motion (hence the machine name). Some ellipticals have magnetic resistance controls that add difficulty to doing the motion.

Glider machines

This machine allows the user to stand on two separate foot pedals and use their own muscles to create the movement. The stabilized movement can be likened to that of a "swing set" for each leg.

Climbing machines

Also named stair-climbing machines, they work the user's legs as he/she pumps pedals up and down, much like climbing stairs. Some climbing machines have handles to push and pull to exercise the whole body.

Rowing machines

Rowing machines, also named rowers, simulate the body movements of using a rowing boat.

INITIAL FOCUS OF OUR BUSINESS

Our company will focus on the development of operating a business of wholesale distribution of fitness equipment, including but not limited to the following: Fitness Equipment, Sports Equipment, Gym Equipment, Exercise Equipment and Bodybuilding Equipment.

Prospective buyers (most likely distributors or wholesale distribution) are able to browse our web site for fitness equipment products, register and communicate with our company and further enquire about the products. Initially our officer and director will be responsible for the sale of our products along with an independent salesperson who will work solely for commission on any products they sell. If we are able to raise at least 75% of our offering we will also hire a salesperson that will approach potential wholesalers and offer them our products. Any interested wholesaler will be asked to place their order with our company.

This business plan outlines our objectives as we seek funding for a maximum of $80,000.

Management believes revenue will not start to increase drastically until our second year of operation. We project that we will make a small profit in our second year of operation and a moderate profit in year three, however there is no assurance of this.

OUR PRODUCTS AND SERVICES

Our product line includes a series of fitness equipment products, including Fitness Equipment, Sports Equipment, Gym Equipment, Exercise Equipment and Bodybuilding Equipment.

Initially our officer and director will be responsible for the sale of our products along with an independent salesperson who will work solely for commission on any products they sell. They will approach potential clients (wholesalers of fitness equipment) and asking them to purchase from our list of bestselling fitness equipment. We have signed sales agreements with the following companies in China who will supply our company with their products: Kasung Industrial Co., Ltd., Lejian Amusement Toys Co., Ltd., Qingdao Unique Industry Products Co., Ltd., Sanhe Tianxingjian Sporting Goods Co., Ltd., Wenzhou Baihe Fitness Equipments Co., Ltd., Xiamen Solam Brothers Imp. & Exp. Co., Ltd. and Zhejiang Yijian Exercise Equipment Co., Ltd.

We will not keep any inventory, to save on warehousing costs. We instead will ask the supplier in China to ship directly to our customers or to us if the customer prefers to pick up the items at our offices. We will ask our customers to cover the shipping costs, so we can maximize our company profits.

THE MARKET

We will initially focus on the fitness equipment market for gyms as we see this as a rapidly growing market. We will also approach wholesale distributors of fitness equipment for homes, to sell our products directly to wholesalers.

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Market Size

We could not find overall numbers of fitness equipment worldwide. We will focus here on US market.

North America

Industry Analysis & Industry Trends

The Gym and Exercise Equipment Manufacturing industry is benefiting from US trends regarding general health consciousness and a younger, more active generation becoming involved in sports. This move has contributed to a rise in demand for industry equipment, which has led to revenue growth over the five-year period. However, labor-intensive tasks such as equipment manufacturing are increasingly being outsourced to areas with low labor costs, hurting domestic manufacturers. World expects the industry to continue growing slowly over the five years to 2019, with revenue projected to increase. As consumers become increasingly health conscious and the government ramps up its anti-obesity campaigns, demand for gym and exercise equipment will increase, leading to a steady rise in revenue.

Industry Report

Some of the major factors that affect the number of manufacturers in a certain region are weather, size of the population and proximity to ports. Weather is a major factor that influences the sports participation rate, which can, to an extent, explain the concentration of industry establishments across certain states. The higher the sports participation rate is, the more likely it is that consumers will use gym and exercise equipment. For example, on a per state basis, California has the single highest concentration of gym and exercise equipment manufacturers, accounting for 17.2% of total industry establishments. One of the reasons behind this trend is that people are more inclined to exercise in warmer weather.

Industry Statistics & Market Size

Revenue $2bn

Annual Growth 2009-2014: 0.3%

Employment: 5,788

Businesses: 228

Companies in this industry manufacture exercise equipment such as treadmills, exercise bicycles, resistance machinery, and weights and weightlifting equipment. Major companies include Cybex International, ICON Health & Fitness, Life Fitness, Nautilus, and Precor (all based in the US), as well as Motus (South Korea), Nantung Yida Sports (China), Northern Lights (Canada), SCHNELL Trainingsgeräte (Germany), and Tonic Fitness Technology (Taiwan).

Around the world, the rise of obesity and such diseases as diabetes and heart disease drives concern about fitness and health. Worldwide sales of fitness equipment are expected to reach nearly $15 billion by 2018, according to Global Industry Analysts. Markets such as the Asia/Pacific region, Latin America, and the Middle East drive growth.

The US fitness equipment manufacturing industry is a subset of the sporting goods manufacturing industry.

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COMPETITIVE LANDSCAPE

Demand is driven by consumer income and demographic trends. The profitability of individual companies depends on unique product designs and effective marketing. Large companies have some advantages in brand recognition, but small companies can compete effectively by offering unique products.

PRODUCTS, OPERATIONS & TECHNOLOGY

Major products are motorized treadmills, stationary bikes, stair climbers, rowing machines, and elliptical "cross-trainers," collectively called aerobic exercisers; and weightlifting machines ("strength training"), and traditional weightlifting equipment ("free weights" and benches). In addition, there are a large number of ancillary products. This equipment allows individuals to exercise by themselves in a limited space. The two major market segments for fitness equipment are the home and the institutional.

http://www.ibisworld.com/industry/default.aspx?indid=896

http://www.marketresearch.com/First-Research-Inc-v3470/Fitness-Equipment-Manufacturing-8472005/

COMPETITION

Plaza Network, Inc. (http://www.ecplaza.net/): EC Plaza Network, Inc is global B2B e-Market Place for exporters and importers. The company is based in Seoul, South Korea. While it lists fitness equipment products, these are incidental and constitute a minute part of their product listing. As well, this web site primarily target South Koreans manufacturers and exporters.

Global Sources Ltd. (http://www.globalsources.com): According to their web site “Global Sources is a leading business-to-business media company and a primary facilitator of trade with Greater China. The core business uses English-language media to facilitate trade from Greater China to the world. The other business segment utilizes Chinese-language media to enable companies to sell to, and within Greater China.”. While it lists fitness equipment products, these are incidental and constitute a minute part of their product listing. As well, this web site primarily target Chinese manufacturers and exporters.

Alibaba.com Hong Kong Limited (http://www.alibaba.com/): Alibaba.com is perhaps the best known business-to-business web site and aims at connecting Chinese exporters to importers in the rest of the word. While it lists fitness equipment products, these are incidental and constitute a minute part of their product listing. As well, this web site primarily target Chinese manufacturers and exporters.

None of the businesses listed above focus on fitness equipment and simply allow companies to list their products without apparent review to the claims that the products meet the different classification of fitness equipment.

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MARKETING

We will target three audience segments: the producers in China, wholesale buyers in the U.S. and fitness organizations. We plan to contact them via phone, email and visits at trade shows. When looking for information, most people start with one of the major search engines such as google.com, yahoo.com or bing.com. It is therefore imperative that when people search for information about fitness equipment products that our web site is one of the highest ranked sites. We will retain the services of a specialist in search engine optimization (SEO). SEO is intended to improve the ranking of our web site when people search for a specific term. Continuous updates to our web site and product offerings will encourage web visitors to return over and over again.

We will also investigate advertising in industry magazines and web sites that are frequented by people in our target market.

SALES

Revenue will be derived from sales our products to wholesalers and distributors. We will derive revenue from companies (wholesalers and distributors) that wish to buy our products. We will target the first wholesalers and distributors via phone, email and visits at trade shows. We may also target the wholesalers and distributors via social marketing (such as twitter, facebook, myspace and youtube), word of mouth, referrals, etc.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Dmitrij Ozolins, our President and a Director handles the Company’s day-to-day operations. We intend to hire employees as revenue supports the expense. Our initial sales will be done by our President and commissioned independent salespeople.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Offices

The Company’s principal offices are located at 1 Kalnu iela, Malta, LV-4630 Latvia, which we purchased on October 31st, 2014 for $7,915 and now fully own.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of October 31, 2014, the Company had 4,000,000 shares of our common stock issued and outstanding held by 1 holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our company grows, of which there is no guarantee.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

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PLAN OF OPERATION

Our cash balance is $4,632 as of October 31, 2014. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations:

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering(1):	$20,000	$40,000	$60.000	$80,000

Website Design	$2,500	$5,000	$7,500	$10,000
Advertising	$3,000	$15,000	$15,000	$20,000
Trade Shows/Travel	$0	$5,500	$7,500	$10,500
Accounting/Auditing & Legal	$12,500	$12,500	$12,500	$12,500
Office & Administration	$1,000	$1,000	$3,000	$5,000
Salesperson	$0	$0	$10,000	$15,000
Working Capital	$1,000	$1,000	$4,500	$7,000

Total Expenses	$20,000	$40,000	$60,000	$80,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

Website design: This will include the cost of further developing our web site and Search Engine Optimization.

Advertising: This will include advertising our products in different venues including the web, industry specific magazines that are of interest to our target market.

Trade Shows: If we are able to raise at least 50% of our offering we plan on attending at least one trade show per year, the costs associated with this include booth rental, travel and meals.

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Accounting/Auditing & Legal: Expenses for accounting will go primarily toward the preparation of financial statements. Expenses for auditing will go to our auditor for our year end audits and quarterly reviews. Expenses for legal fees will go primarily to our lawyer to ensure that all our filings are in order and we are in compliance with different regulatory authorities.

Office and Administration: This will be the cost of purchasing small office equipment such as a computer, printer/scanner/copier/fax, expenses such as telephone, electricity, office supplies, etc…

Salesperson: If we are able to raise at least 75% of our offering we will be hiring sales person who will be contacting manufacturers, vendors and buyers of fitness equipment fitness equipment and interest them in our product.

Working Capital: Items not accounted for elsewhere or that are difficult to predict such as bank fees, entertainment, software products and office equipment.

If 25% of shares are sold: We will have enough money to maintain the company and develop a basic informational web site and minimal advertising but we will not be able to hire a salesperson or attend any industry trade shows.

If 50% of the shares are sold: This will be sufficient to maintain the company, do some advertising and one trade show. We will also have no money to spend on a salesperson.

If 75% of the shares are sold: This will be sufficient to maintain the company. We will also have an acceptable advertising, website and trade show budgets. We will also be able to hire a sales person.

If 100% of the shares are sold: This will enable to execute fully on our business plan.

We will commence our business plan once the offering has been completed. If we are able to generate revenues as we have done in the first quarter we may be able to accomplish some of our milestones with the revenue, such as getting our website completed and functioning.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $3,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $7,500 to pay for our accounting and audit requirements.

SEC FILING PLAN

We intend to become a reporting company in late 2014 or early 2015 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

We expect to incur filing costs of approximately $500 per quarter to support our quarterly and annual filings in addition to the $7,500 in auditing/accounting costs. In the next twelve months, we anticipate spending approximately $3,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock. Our total annual accounting/auditing/legal costs are expected to be approximately $12,500.

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RESULTS OF OPERATIONS

We have had $30,809 in operating revenues since our inception on October 12, 2014, through October 31, 2014. Our activities have been financed from our sales and from the sales of common stock of to our officer and director for proceeds of $4,000.

For the year ended October 31, 2014, we incurred cost of goods sold $22,240 and operating expenses of $472.

For the period from inception on October 12, 2014 to October 31, 2014 we had a gross profit of $8,097.

LIQUIDITY AND CAPITAL RESOURCES

At October 31, 2014 we had a cash balance of $4,632. Our expenditures over the next 12 months are expected to be approximately $80,000 if we are able to complete our full offering.

Based on our current cash position, we will be able to continue operations for approximately 12 months, assuming we do not raise additional funding. We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Nevada for the next 12 months. We must raise approximately $80,000, to complete our plan of operation for the next 12 months. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration activities. In the absence of such financing, our business will fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

GOING CONCERN CONSIDERATION

We have generated $30,809 in revenues since inception. As of October 31, 2014, the Company had an accumulated profit of $8,097. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES

The Company follows the guidance of the Financial Accounting Standards Board's Accounting Standards Codification Topic 740 related to Income Taxes. According to Topic 740, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year-end.

For federal income tax purposes, substantially all expenses incurred prior to the commencement of operations must be deferred and then they may be written off over a 180-month period. Tax deductible losses can be carried forward for 20 years until utilized for federal tax purposes. The Company will provide a valuation allowance in the full amount of the deferred tax assets since there is no assurance of future taxable income.

30

The Company utilizes the Financial Accounting Standards Board's Accounting Standards Codification Topic 740 related to Income Taxes to account for the uncertainty in income taxes. Topic 740 for Income Taxes clarifies the accounting for uncertainty in income taxes by prescribing rules for recognition, measurement and classification in financial statements of tax positions taken or expected to be in a tax return. Further, it prescribes a two-step process for the financial statement measurement and recognition of a tax position. The first step involves the determination of whether it is more likely than not (greater than 50 percent likelihood) that a tax position will be sustained upon examination, based on the technical merits of the position. The second step requires that any tax position that meets the more likely than not recognition threshold be measured and recognized in the financial statements at the largest amount of benefit that is a greater than 50 percent likelihood of being realized upon ultimate settlement. This topic also provides guidance on the accounting for related interest and penalties, financial statement classification and disclosure. The Company's policy is that any interest or penalties related to uncertain tax positions are recognized in income tax expense when incurred. The Company has no uncertain tax positions or related interest or penalties requiring accrual at October 31, 2014.

CASH

Cash consists of our cash in bank. There was $4,632 in cash as of October 31, 2014.

REVENUE RECOGNITION POLICY

The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred, the price is fixed or determinable, and collection of any resulting receivable is reasonably assured. Costs and expenses are recognized during the period in which they are incurred. Any revenues earned include sales of our exercise equipment. The Company recognizes these sales once delivery time is confirmed by the customer.

COST OF SALES

Amounts that will be recorded as cost of sales relate to direct expenses incurred in order to fulfill orders of our products. Such costs are recorded and allocated as incurred. Our cost of sales will consist primarily of the cost of product, packaging/labeling costs and shipping expenses.

PROPERTY

Property was stated at historical cost. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Additions and improvements are capitalized while routine repairs and maintenance are charged to expense as incurred. Upon sale or disposition, the historically recorded asset cost and any accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income or expense.

NET INCOME (LOSS) PER COMMON SHARE

Basic income (loss) per common share is computed based upon the weighted average number of common shares outstanding during the period.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages are as follows:

Name	Age	Positions

Dmitrij Ozolins	36	President, Treasurer, Secretary and Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

31

DMITRIJ OZOLINS

Mr. Dmitrij Ozolins has served as President and Director since October 12, 2014. Since 2002, he has worked as a General Manager in the private enterprise Latvia Distributors Ltd, Latvia. He still continues to be in this position on a contractual basis despite having officially retired in the 2014. Additionally, Mr. Ozolins has been the business strategy advisor for Chamber of Commerce in Latvia in 2002 -2005. Mr. Ozolins received his Bachelor of business from the University of Latvia in the years 1998 and 2002. After his graduation, Mr. Ozolins joined the private enterprise Latvia Distributors Ltd, Latvia, as manager and later as General Manager responsible for ensuring the quality and integrity of the household equipment supply of the company. Mr. Ozolins’ desire to found our company and his background with and knowledge of distribution and wholesale industries, led to our conclusion that Mr. Ozolins should be serving as a member of our board of directors in light of our business and structure.

TERM OF OFFICE

Directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, who doesn’t qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no employees, other than our sole officer and director, Dmitrij Ozolins.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with our executive officer or director.

32

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Dmitrij Ozolins ; President, Treasurer, Secretetary and Director (1)	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

____________

(1) Appointed President, Secretary, Treasurer and Director October 12, 2014.

33

Our officer and director has not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal period ended October 31, 2014, or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our officer and our director as of the fiscal year ended October 31, 2014:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Dmitrij Ozolins (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

__________

(1) Appointed President, Secretary, Treasurer and Director October 12, 2014.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of October 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Dmitrij Ozolins (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

_____________

(1) Appointed President, Secretary, Treasurer and Director October 12, 2014.

34

We have not compensated our director for his service on our Board of Directors since our inception. There are no arrangements pursuant to which a director will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officer and director as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Common Stock	Dmitrij Ozolins (3)
All directors and executive officers as a group (1 person)		4,000,000	100.0%

________________

(1) The percentages below are based on 4,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.

(2) c/o Quest Management Inc., 1 Kalnu iela, Malta, LV-4630 Latvia .

(3) Appointed President, Treasurer, Secretary and Director October 12, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 17, 2014, we offered and sold 4,000,000 shares of common stock to Dmitrij Ozolins, our President, Secretary and Director, at a purchase price of $0.001 per share, for proceeds of $4,000. As of October 31, 2014 there is a loan payable to Mr. Ozolins for $450 which is comprised of $50 to open the Company’s bank account and $400 for organizational costs that he paid on the Company’s behalf. The loan does not bear interest and is payable on demand.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

35

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by John Scrudato, CPA and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Harrison Law, P.A.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

John Scrudato, CPA is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

36

QUEST MANAGEMENT INC.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended October 31, 2014 are included herewith.

F-1

John Scrudato CPA

CERTIFIED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Quest Management, Inc.

We have audited the accompanying balance sheets of Quest Management, Inc. (“the Company”) as of October 31, 2014 and the related statements of operations, stockholder's equity, and cash flows for the period October 12, 2014(inception) through October 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quest Management, Inc. as of October 31, 2014 and the related statements of operations, stockholder's equity, and cash flows for the period October 12, 2014(inception) through October 31, 2014, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has limited operating history and limited working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Scrudato CPA

Califon, New Jersey

December 16, 2014

 7 Valley View Drive Califon, New Jersey 07830

Registered Public Accounting Company Oversight Board Firm

F-2

QUEST MANAGEMENT INC.

(A Development Stage Company)

Balance Sheet

As of
October 31, 2014

ASSETS

Current Assets
Cash	$4,632

Total Current Assets	4,632

Fixed Assets
Property	7,915

Total Fixed Assets	7,915

Total Assets	$12,547

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Loan Payable - Related Party	450

Total Current Liabilities	450

Stockholders' Equity
Common stock, ($0.001 par value, 75,000,000 shares authorized; 4,000,000 shares issued and outstanding as of October 31, 2014	$4,000
Additional Paid-In Capital	-
Net profit (loss) accumulated during development stage	8,097

Total Stockholders' Equity	12,097
Total Liabilities & Stockholders' Equity	$12,547

See Notes to Financial Statements

F-3

QUEST MANAGEMENT INC.

(A Development Stage Company)

Statement of Operations

October 12, 2014
(inception)
through
31-Oct-14

Revenues
Merchandise Sales	$30,809
Cost of Goods Sold	(22,240)
Gross Profit	8,569

Expenses

General and Administration	472

Total Expenses	472

Net Income (Loss)	$8,097

Net Loss Per Basic and Dilited share	0.00

Weighted average number of Common Shares outstanding	3,000,000

See Notes to Financial Statements

F-4

QUEST MANAGEMENT INC.

(A Development Stage Company)

Statement of Changes in Stockholders' Equity

From October 12, 2014 (Inception) through October 31, 2014

				Profit (loss)
		Common	Additional	Accumulated
	Common	Stock	Paid-in	During
	Stock	Amount	Capital	Development	Total

Balance, October 12, 2014	-	$-	$-	$-	$-

Stock issued for cash on October 17, 2014
@ $0.001 per share	4,000,000	4,000	-	-	4,000

Net profit (loss), October 31, 2014				8,097	8,097

Balance, October 31, 2014	4,000,000	$4,000	$-	$8,097	$12,097

See Notes to Financial Statements

F-5

QUEST MANAGEMENT INC.

(A Development Stage Company)

Statement of Cash Flows

October 12, 2014
(inception)
through
October 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$8,097
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Changes in operating assets and liabilities:
-
Net cash provided by (used in) operating activities	8,097

CASH FLOWS FROM INVESTING ACTIVITIES

Property	(7,915)
Net cash provided by (used in) investing activities	(7,915)

CASH FLOWS FROM FINANCING ACTIVITIES

Loan Payable - Related Party	450
Issuance of common stock	4,000
Net cash provided by (used in) financing activities	4,450

Net increase (decrease) in cash	4,632

Cash at beginning of period	-
Cash at end of period	$4,632

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :

Interest	$-

Income Taxes	$-

See Notes to Financial Statements

F-6

QUEST DEVELOPMENT INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

October 31, 2014

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Quest Management Inc. was incorporated on October 12, 2014, under the laws of the State of Nevada, for the purpose of the development of marketing channels to distribute fitness equipment to the wholesale market in the US.

The Company has a year end of October 31st.

COMPANY

The Company is a development stage company as defined by the Financial Accounting Standards Board's Accounting Standards Codification Topic 915 related to Development Stage Entities. The Company qualifies as a development stage company as it has not generated significant revenues from operations.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES

The Company follows the guidance of the Financial Accounting Standards Board's Accounting Standards Codification Topic 740 related to Income Taxes. According to Topic 740, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year-end.

For federal income tax purposes, substantially all expenses incurred prior to the commencement of operations must be deferred and then they may be written off over a 180-month period. Tax deductible losses can be carried forward for 20 years until utilized for federal tax purposes. The Company will provide a valuation allowance in the full amount of the deferred tax assets since there is no assurance of future taxable income.

The Company utilizes the Financial Accounting Standards Board's Accounting Standards Codification Topic 740 related to Income Taxes to account for the uncertainty in income taxes. Topic 740 for Income Taxes clarifies the accounting for uncertainty in income taxes by prescribing rules for recognition, measurement and classification in financial statements of tax positions taken or expected to be in a tax return. Further, it prescribes a two-step process for the financial statement measurement and recognition of a tax position. The first step involves the determination of whether it is more likely than not (greater than 50 percent likelihood) that a tax position will be sustained upon examination, based on the technical merits of the position. The second step requires that any tax position that meets the more likely than not recognition threshold be measured and recognized in the financial statements at the largest amount of benefit that is a greater than 50 percent likelihood of being realized upon ultimate settlement. This topic also provides guidance on the accounting for related interest and penalties, financial statement classification and disclosure. The Company's policy is that any interest or penalties related to uncertain tax positions are recognized in income tax expense when incurred. The Company has no uncertain tax positions or related interest or penalties requiring accrual at October 31, 2014.

F-7

QUEST DEVELOPMENT INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

October 31, 2014

CASH

Cash consists of our cash in bank. There was $4,632 in cash as of October 31, 2014.

REVENUE RECOGNITION POLICY

The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred, the price is fixed or determinable, and collection of any resulting receivable is reasonably assured. Costs and expenses are recognized during the period in which they are incurred. Any revenues earned include sales of our exercise equipment. The Company recognizes these sales once delivery time is confirmed by the customer.

COST OF SALES

Amounts that will be recorded as cost of sales relate to direct expenses incurred in order to fulfill orders of our products. Such costs are recorded and allocated as incurred. Our cost of sales will consist primarily of the cost of product, packaging/labeling costs and shipping expenses.

PROPERTY

Property was stated at historical cost. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Additions and improvements are capitalized while routine repairs and maintenance are charged to expense as incurred. Upon sale or disposition, the historically recorded asset cost and any accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income or expense.

NET INCOME (LOSS) PER COMMON SHARE

Basic income (loss) per common share is computed based upon the weighted average number of common shares outstanding during the period.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

F-8

QUEST DEVELOPMENT INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

October 31, 2014

NOTE 2 – GOING CONCERN

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended October 31, 2014, the Company had a net gain of $8,097. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

Recent Accounting Pronouncements

In June 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014- 10 ("ASU2014-10"), Development Stage Entities (Topic 915), Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The objective of the amendments in this Update is to improve financial reporting by reducing the cost and complexity associated with incremental reporting requirements for development stage entities. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity at risk. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively.

These amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. The amendment eliminating the exception to the sufficiency-of-equity-at-risk criterion for development stage entities in paragraph 810-10-15-16 should be applied retrospectively for annual reporting periods beginning after December 15, 2015 and interim periods therein. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued. The Company expects to adopt ASU 2014-10 in the fourth quarter of 2014 and does not expect this adoption to have a material impact on its financial condition, results of operations or cash flows.

F-9

QUEST DEVELOPMENT INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

October 31, 2014

In August 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-15 ("ASU 2014-15"), Presentation of Financial Statements-Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. The objective of the amendments in this Update is to provide guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if "conditions or events raise substantial doubt about the entity's ability to continue as a going concern." The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted. The Company is evaluating the impact of ASU 2014-15 on its financial condition, results of operations and cash flows.

NOTE 4 – PROPERTY

The Company’s principal offices are located at 1 Kalnu iela, Malta, LV-4630 Latvia. The property was purchased on October 30, 2014 for $7,915.

NOTE 5 – COMMON STOCK AND ISSUANCE

The Company has authorized 75,000,000 common shares at $0.001par value, of which 4,000,000 shares are issued and outstanding as of October 31, 2014. These shares were issued to our sole director for $4,000 on October 17, 2014.

NOTE 6 – DEBT

On October 17, 2014 the Director and President of the Company, made the initial deposit to the Company bank account in the amount $50 and paid the $400 in organizational costs for the Company. The $450 is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

NOTE 7 – RELATED PARTY TRANSACTIONS

On October 17, 2014, 4,000,000 shares of the Company’s common stock were issued to our sole director for $4,000.

On October 17, 2014 the Director and President of the Company, made the initial deposit to the Company bank account in the amount $50 and paid the $400 in organizational costs for the Company. The $450 is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

F-10

QUEST DEVELOPMENT INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

October 31, 2014

NOTE 8 – INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

NOTE 9 – SUBSEQUENT EVENTS

The Company has a pending Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission to register 2,000,000 shares of common stock. We anticipate the Registration Statement will become effective in the near future and we will be able to sell the shares.

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred, other than noted in the paragraph above, that require recognition or disclosure in the financial statements.

F-11

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

QUEST MANAGEMENT INC.

2,000,000 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2015 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ___________, 2015

37

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

Amount
Item	(US$)
SEC Registration Fee	$10
Transfer Agent Fees	800
Legal Fees	1,500
Accounting Fees	5,000
Printing Costs	500
Miscellaneous	1,000
TOTAL	$8,810

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

38

RECENT SALES OF UNREGISTERED SECURITIES

Since inception we have issued and sold the following securities without registration:

On October 17, 2014, we issued, pursuant to the terms of a stock subscription agreement, 4,000,000 shares of common stock to Dmitrij Ozolins, our President, Secretary, Treasurer and Director, at a purchase price of $0.001 per share for proceeds of $4,000.

The foregoing offering was made to a non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion of Harrison Law, P.A. regarding the legality of the securities being registered*
10.1	Form of Subscription Agreement*
10.2	Sales & Purchase Contract with Kasung Industrial Co., Ltd.*
10.3	Sales & Purchase Contract with Lejian Amusement Toys Co., Ltd.*
10.4	Sales & Purchase Contract with Qingdao Unique Industry Products Co., Ltd.*
10.5	Sales & Purchase Contract with Sanhe Tianxingjian Sporting Goods Co., Ltd.*
10.6	Sales & Purchase Contract with Wenzhou Baihe Fitness Equipments Co., Ltd.*
10.7	Sales & Purchase Contract with Xiamen Solam Brothers Imp. & Exp. Co., Ltd.*
10.8	Sales & Purchase Contract with Zhejiang Yijian Exercise Equipment Co., Ltd.*
23.1	Consent of Harrison Law, P.A. (included in Exhibit 5.1)*
23.2	Consent of John Scrudato, CPA

*Previously filed

39

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

40

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

41

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Malta, Latvia, on the 5th day of February 2015.

QUEST MANAGEMENT INC.
(Registrant)

By:	/s/ Dmitrij Ozolins
Name:	Dmitrij Ozolins
Title:	President, Secretary and Treasurer
(principal executive officer and principal financial officer and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dmitrij Ozolins , as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Quest Management Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated.

Signature	Title	Date

/s/ Dmitrij Ozolins	President, Treasurer, Secretary and Director	February 5, 2015
(Principal Executive Officer and Principal
Financial and Accounting Officer)

42

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation of Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion Harrison Law P.A. regarding the legality of the securities being registered*
10.1	Form of Subscription Agreement*
10.2	Sales & Purchase Contract with Kasung Industrial Co., Ltd.*
10.3	Sales & Purchase Contract with Lejian Amusement Toys Co., Ltd.*
10.4	Sales & Purchase Contract with Qingdao Unique Industry Products Co., Ltd.*
10.5	Sales & Purchase Contract with Sanhe Tianxingjian Sporting Goods Co., Ltd.*
10.6	Sales & Purchase Contract with Wenzhou Baihe Fitness Equipments Co., Ltd.*
10.7	Sales & Purchase Contract with Xiamen Solam Brothers Imp. & Exp. Co., Ltd.*
10.8	Sales & Purchase Contract with Zhejiang Yijian Exercise Equipment Co., Ltd.*
23.1	Consent of Harrison Law P.A. (included in Exhibit 5.1)*
23.2	Consent of John Scrudato, CPA

 *Previouly Filed

43